Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF OCTOBER 31, 2012

(in thousands)

MODIFIED GAAP BALANCE SHEET
ASSETS
CASH & CASH EQUIVALENTS	31,643
INVESTMENTS	9,356
INVESTMENTS HELD IN TRUST	222,021
ACCRUED INTEREST	1,337
REINSURANCE PREMIUMS RECEIVABLE	1,402
VALUATION ALLOWANCE FOR DEFERRED TAX	(14,437)
DEFERRED TAX ASSETS	14,437

TOTAL ASSETS	265,759

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
ACCRUED EXPENSES	123
ACCRUED INVESTMENT EXPENSES	44
ACCRUED ADMINISTRATIVE FEES	110
ACCRUED CEDING FEES	138
UNEARNED PREMIUMS	274
LOSSES PAYABLE	2,609
LOSS RESERVES	68,756
IBNR	1,622
CONTINGENCY RESERVES	41,575

TOTAL LIABILITIES	115,251

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1
PAID-IN CAPITAL	16,659
ADDITIONAL PAID-IN CAPITAL	53,220
CONTINGENCY RESERVES	(41,575)
DIVIDENDS PAID	(10,250)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,886
NET INCOME (LOSS) - YEAR TO DATE	1,567

TOTAL STOCKHOLDER’S EQUITY	150,508

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	265,759

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

CONDENSED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED OCTOBER 31, 2012

(in thousands)

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	1,345	17,860
CHANGE IN UNEARNED PREMIUMS	12	155

NET PREMIUMS EARNED	1,357	18,015
UNDERWRITING EXPENSES:
LOSSES PAID	2,609	41,607
PROVISION FOR LOSS RESERVES	(1,158)	(25,321)
PROVISION FOR IBNR	(544)	(498)
CEDING COMMISSION	138	2,042

TOTAL UNDERWRITING EXPENSES	1,045	17,830

UNDERWRITING INCOME (LOSS)	312	185

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	19	183
ACTUARY CONSULTING FEES	19	227
AUDIT FEES	6	269
LEGAL FEES	2	78
ADMINISTRATIVE FEES	110	813
BANK SERVICE FEES		21

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	156	1,591

INTEREST EXPENSE
IINTEREST INCOME	1	17
INVESTMENT INCOME - CORPORATE BONDS	297	4,332
INVESTMENT INCOME - MBS BONDS	44	652
INVESTMENT INCOME - US AGENCY	181	2,451
INVESTMENT INCOME - US TREASURY	0	1
INVESTMENT INCOME - FOREIGN ISSUE	46	823
BOND AMORTIZATION - CORPORATE BONDS	(77)	(1,149)
BOND AMORTIZATION - MBS BONDS	(0)	(5)
BOND AMORTIZATION - US AGENCY	(13)	(309)
BOND AMORTIZATION - US TREASURY	(0)	(0)
BOND AMORTIZATION - FOREIGN ISSUE	(12)	(290)
INVESTMENT EXPENSE	(44)	(391)
GAIN/LOSS ON SALE OF INVESTMENT	(16)	2,776
FAS 159 GAIN ON TRADING SECURITIES	(239)	216

NET INVESTMENT INCOME	168	9,124

GAIN (LOSS) ON COMMUTATION	(6,151)	(6,151)
INCOME (LOSS) BEFORE TAX PROVISION	(5,827)	1,567
CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	(2,039)	548
CHANGE IN VALUATION ALLOWANCE	2,039	(548)

FEDERAL INCOME TAX EXPENSE
NET INCOME (LOSS)	(5,827)	1,567